L.B. Foster Company                                               SP-P-10
Company Vehicle Policy

Revised 10/16/02                              Supersedes: SP-P-10 7/26/02

1.  GENERAL POLICY
     It is the policy of the L.B. Foster Company to provide a leased vehicle to employees holding one of the following positions:

        -  Chairman and President;
        -  Corporate Officer;
        - District Sales Manager or Product Manager with a job level of 12 or above;
        -  Other Managers with a job level of 15;
        - Outside Sales Person or Sales Manager with a job level between 6 and 11 or;
        -  An employee who drives 12,000 business miles annually.

2.  PURPOSE
     The purpose of this Policy is to establish procedures for complying with appropriate safety regulations and to minimize L. B. Foster's accident frequency and severity.

     To reduce Company expenses through the Leased Vehicle Policy by avoiding personal automobile mileage reimbursement for high business mileage use and to provide a competitive environment in the area of employee benefits to attract and retain qualified personnel for eligible management and sales positions.

3.  ELIGIBILITY
                                                                     Monthly
Class:     Group:                    Policy:                         Deduction:
------     ------                    -------                         ----------
  A        Chairman and President    Leased Car or $800 monthly        $100
           & CEO                     Car Allowance Provided.


  B        Corporate Officers        Officers may select color         $85
                                     scheme and driver paid options
                                     from full size class vehicles
                                     as established annually in
                                     the Policy.
                                     - Chrysler 300M
                                     - Pontiac Bonneville
                                     - Mercury Grand Marquis
                                     - Buick LeSabre
                                     Officers receiving $700
                                     monthly Allowance may
                                     remain in that program
                                     with HR approval

  C        Sales Managers with a     Managers may select color        $75
           job level of 12 and       scheme and driver-paid
           and above and other       options for upper mid-size
           managers with a           class vehicles as
           job level of 15.          established annually in
                                     the Policy.

                                     - Dodge Intrepid
                                     Managers receiving $500
                                     monthly Allowance may
                                     remain in that program
                                     with HR approval

  E       Outside Sales person-      Drivers may select color         $60
          nel and Sales Managers     scheme and driver-paid options
          with a job level between   for a mid-size vehicle as
          6 and 11; other particip-  established annually in the
          ants who drive in excess   Policy.
          of 12,000 business miles   - Dodge Stratus
          annually.

At the driver's discretion, automobile options may be added and are available at the invoice prices quoted at the time the order is placed. The driver may add only options available for the make and models offered under the leased vehicle program. The cost for driver-paid options must be paid by the employee to the leasing company (prior to placing the order with the manufacturer) through the Human Resources Department. The driver shall also be responsible for any and all State Tax attributable to the options. Should the driver fail to reimburse the Company for the sales tax within 60 days following the initial request for payment, such amount will be deducted from the employee's paycheck.

4.  ELIGIBLE DRIVER
     Except in emergencies, driving of the leased vehicle shall be limited to employee and the employee's spouse over the age of twenty-five (25).

5.  RESPONSIBILITY
     A.  Plan Participants
         1. It shall be the responsibility of each employee to monitor and report odometer readings as of each November 1st and on the date his/her vehicle is replaced to validate the personal mileage assumption. These odometer readings are to be turned into the Payroll Department during the first week of November on the Company Automobile Odometer Form (attachment SP-P-10.1 ).

         2. If a form is not received, mileage will be reported at 100% personal and reported as such on the employee's W-2. It shall be the responsibility of each employee to maintain records documenting all business and personal mileage usage in accordance with record keeping requirements which may, from time to time, be required by the Internal Revenue Service, and to note this on the Company Automobile Odometer Form (attachment SP-P-10.1).

         3. The driver is responsible for operating the vehicle in a safe manner. The use of seat belts is mandatory for the driver and all passengers. The use of alcohol or drugs is prohibited while operating a motor vehicle.

         4. If any driver of a Company leased vehicle is issued a citation for DUI, that driver will be prohibited from using a Company vehicle for a (1) year. If any employee is issued a second DUI citation, the privilege of a company-leased vehicle will be removed permanently

         5. Leased vehicle participants are required to adhere to the maintenance schedule under the leased vehicle maintenance program

         6. While assigned to an employee, Company Cars must be carefully maintained and kept clean in a manner properly representing the Company. When returned from employee use, cars should be clean and free of alteration or damage beyond normal wear and tear.

         7. All employees receiving a car allowance must show proof of insurance annually by submitting a copy of insurance document to Human Resources. This must be done in January.

         8. All participants in this program shall be required to execute SP-P-10.3 (Acknowledgment of Driver Requirements) on an annual basis.

         9. This Policy may be amended or terminated at any time at the discretion of the Company.

         Failure to adhere to these policies can result in loss of Company Car privileges, and/or disciplinary actions up to and including termination.

     B.  Accounting and Payroll Departments
         It shall be the responsibility of the Accounting and Payroll Departments to maintain and verify the records of all Leased Vehicle Plan participants with regard to payroll deductions, individual taxability calculations and W-2 reporting.

     C.  Human Resources Department
         1. It shall be the responsibility of the Human Resources Department to monitor the fleet of Company leased automobiles in service, to provide lease values, to ensure that the appropriate forms are provided to each driver, and to acquire and dispose of all Company leased automobiles.

         2. The Vice President, Human Resources shall be responsible for the interpretation and application of the provisions of the Leased Vehicle Plan.

         3. The Human Resources Department shall be responsible for obtaining an application and completing a reference check on all new hires which will include obtaining a motor vehicle record on all new hires. The Human Resources Department shall obtain a copy of the new hire's driver's license prior to authorizing the use of a company vehicle.

         4. The Human Resources Department shall be responsible for obtaining a motor vehicle record on each leased vehicle driver annually.

         5. The Human Resources Department shall review motor vehicle reports at time of hire and no less than annually thereafter in accordance with SP-P-10.2. Any driver found not in compliance with SP-P-10.2 shall immediately be suspended from driving a company vehicle.

         6. The Human Resources Department and the Risk Manager will be responsible for investigating all accidents.

     D. Managers and Officers of Drivers will be responsible for approving any car assignments or allowance and may, at his or her discretion, reject assignment of a Company vehicle or establishment of an allowance.


6.  PRACTICE
     A. Pursuant to the Tax Reform Act of 1984, the value of the personal use of an employer provided automobile must be included in the employee's income and subjected to withholding tax.

     B. The annual lease value of an automobile shall be based the manufacture's invoice price plus 4%.

     C. The percentage of personal usage of the annual lease value shall represent an additional non-cash item which shall be included as employee taxable income.

     D. The annual lease value shall include all maintenance and insurance but not fuel.

     E. Fuel shall be valued at $0.055 per personal mile driven for employees driving company leased vehicles.

     F. The driver of a company-leased vehicle is to use the fuel and maintenance card to charge fuel, maintenance, and repair expenses. Those expenses not charged through this program shall be reimbursed through the Weekly Expense Report. For body damage and repairs refer to 10(c).

     G. Employees who receive a car allowance will be reimbursed via the Company expense report at the per mile rate established by the IRS
        (2002 rate is $0.365 ).

     H. Monthly deductions for Company automobiles shall be classified on the employee pay stub as federal withholding tax.

     I. The dollar value of the Company automobile personal use benefit will appear as additional earnings on the employee pay stub and W-2.

7.  TRANSFER
     The transfer of any Company provided automobile between employees must be authorized by the Human Resources Department and Departmental Officer.

8.  REPLACEMENT
     A.  Company leased vehicles shall be eligible for replacement after fifty
         (50) months of service or 60,000 miles, whichever comes first.

     B. Automobiles ready for replacement may be purchased by the driver for the current Automotive Market Report (AMR) "clean" value, adjusted proportionally for any amount originally paid by the driver for options, plus all transfer taxes and other costs.

     C. Automobiles not purchased by the driver will be disposed of by the Human Resources Department.

     D. An employee who purchases an automobile under this standard practice must retain ownership for one year following the purchase.

9.  TERMINATION
     The immediate supervisor of a terminated employee shall be responsible for ensuring that the terminated employee deposits the leased vehicle and keys at the Company facility prior to or on the day of termination

10.  ACCIDENT/LOSS RESPONSIBILITY/INSURANCE
      A. Personal property
         The Corporate Vehicle Insurance Plan does not cover personal articles. Employees must secure their own insurance

      B. Company property
         Samples, literature, equipment, and supplies which are in the direct possession of an employee shall be the responsibility of the employee if lost, stolen, or damaged.

      C. Accident and loss reports
         All accidents regardless of fault or amount of damage and property losses must be reported immediately to the employee's manager and the Insurance Department by personal contact and by use of the Preliminary Property Loss Report. Refer to SP-F-I.5 for the automobile accident claim procedures and SP-F-I.6 for reporting property loss.

11. TRAFFIC VIOLATIONS
     It shall be the responsibility of the employee assigned the leased vehicle at the time of the traffic violation to pay any incurred traffic or parking tickets and/or fines. Should the employee fail to reimburse the Company (for any delinquent ticket) within 60 days following notification of the amount due, such amount will be deducted from the employee's paycheck.

     The maximum allowable points per assigned leased vehicle participant will be as reflected on SP-P-10.2. Any participant, or driver, of any Company leased or owned vehicle shall be prohibited from driving a Company vehicle if such employee's points exceed 60.